UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2012

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5th Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 25, 2012, a lawsuit was brought as a purported class action in the Supreme Court of the State of New York, New York County against Lone Pine Resources Inc. (the “Company”), certain of the Company’s current and former directors and officers (the “Individual Defendants”), certain underwriters (the “Underwriter Defendants”) of the Company’s initial public offering in May 2011 (the “IPO”), and Forest Oil Corporation (“Forest”).  The complaint alleges that the Company’s registration statement and prospectus issued in connection with the IPO contained untrue statements of material fact or omitted to state material facts relating to forest fires that occurred in Northern Alberta in May 2011 and the rupture of a third party oil sales pipeline in Northern Alberta in April 2011 and the impact of those events on the Company, that the alleged misstatements or omissions violated Section 11 of the Securities Act of 1933 (the “Securities Act”), and that the Company, the Individual Defendants, and the Underwriter Defendants are liable for such violations.  The complaint further alleges that the Underwriter Defendants offered and sold the Company’s securities in violation of Section 12(a)(2) of the Securities Act, and the putative class members seek rescission of the securities purchased in the IPO that they continue to own and rescissionary damages for securities that they have sold.  Finally, the complaint asserts a claim against Forest under Section 15 of the Securities Act, alleging that Forest was a “control person” of the Company at the time of the IPO.  The complaint alleges that the putative class, which purchased shares of the Company’s common stock pursuant and/or traceable to the Company’s registration statement and prospectus, was damaged when the value of the stock declined in August 2011.  The complaint does not specify the amount of such damages.  The Company has existing obligations to indemnify the Individual Defendants, the Underwriter Defendants and Forest in connection with the lawsuit. The Company believes that these claims are without merit and intends to defend the lawsuit vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2012

LONE PINE RESOURCES INC.
(Registrant)

By:	/s/ CHARLES R. KRAUS
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary